Exhibit 10.1
SECOND AMENDMENT TO CREDIT AGREEMENT
     THIS SECOND AMENDMENT TO CREDIT AGREEMENT (the “Amendment”), dated as of March 17, 2010, is by and among GENCORP INC., an Ohio corporation (the “Borrower”), the subsidiaries of the Borrower from time to time party thereto (the “Guarantors”), and WACHOVIA BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (the “Administrative Agent”). Capitalized terms used herein but not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement.
W I T N E S S E T H
     WHEREAS, the Borrower, the Guarantors, certain banks and financial institutions from time to time party thereto (the “Lenders”) and the Administrative Agent are parties to that certain Amended and Restated Credit Agreement dated as of June 21, 2007 (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”);
     WHEREAS, the Borrower has requested that the Required Lenders agree to certain amendments to the Credit Agreement; and
     WHEREAS, the Required Lenders are willing to amend the Credit Agreement subject to the terms and conditions hereof.
     NOW, THEREFORE, IN CONSIDERATION of the agreements herein contained, the parties hereby agree as follows:
SECTION 1
AMENDMENT
     1.1 New Definitions. The following definitions are hereby added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order:
     “4.0625% Convertible Debentures” shall mean, collectively, those certain 4.0625% Convertible Subordinated Debentures due 2039 issued by the Borrower, as the same may be amended, restated, supplemented or otherwise modified from time to time as permitted hereunder.
     “Aggregate Refinancing Indebtedness Amount” shall have the meaning set forth in Section 6.1(e).
     “Debt Repurchase” shall mean a redemption, repurchase, retirement or other satisfaction or extinguishment, including, without limitation, by optional redemption, required repurchase rights, exchange, open market and/or privately negotiated purchases, of Indebtedness.

     “Designated Cash” shall mean, so long as there are no Revolving Loans outstanding, (a) cash and Cash Equivalents of the Borrower or any of its Subsidiaries subject to account control agreements in favor of the Administrative Agent that are in form and substance reasonably acceptable thereto and (b) cash and Cash Equivalents of the Borrower or any of its Subsidiaries that are held in a blocked account with the Administrative Agent or a separate account with an escrow agent, in each case that are earmarked for the permanent reduction of Indebtedness of any of the Credit Parties.
     “Equity Repurchase” shall have the meaning set forth in Section 6.10(f).
     “GDX Automotive SAS Judgments” shall mean any legal judgments rendered under French law against GDX Automotive SAS.
     “GenCorp Savings Plan” shall mean the GenCorp Retirement Savings Plan, a defined contribution plan, as amended from time to time, which plan includes the GenCorp Stock Fund (a unitized stock fund that invests primarily in the Capital Stock of the Borrower, but also has small investments in cash and cash equivalents) that issues units to plan participants.
     “Impacted Lender” means any Lender as to which (a) the Administrative Agent, the Swingline Lender or the Issuing Lender has actual knowledge that the Lender has defaulted, and continues to remain in default, in fulfilling its funding obligations under one or more other syndicated credit facilities, (b) the Lender or the entity that Controls the Lender has been deemed insolvent or become subject to a bankruptcy or other similar proceeding, (c) with respect to which the Federal Deposit Insurance Corporation has been appointed receiver or conservator by a federal or state chartering authority or otherwise pursuant to the FDI Act (12 U.S.C. § 11(c)), or (d) the Lender has notified the Administrative Agent in writing (or issued a public statement) that such Lender will not fund its obligations under this Agreement.
     “Infrastructure Improvements” shall mean any real estate physical improvements (including, without limitation, grading, road building, landscaping, utility installations and other similar development improvements contemplated by or required for the permitted proposed redevelopment of the property) and related expenditures for such improvements (including without limitation, planning documentation, studies, engineering plans and plan fees in support of the physical improvements and permitting process).
     “Refinancing Indebtedness” shall have the meaning set forth in Section 6.1(e).
     “Rescission Offer” shall mean a rescission offer or offers to be launched by the Borrower under which the Borrower will offer (using cash and/or Capital Stock) to (a) rescind and repurchase the units (consisting, in part, of Capital Stock of the Borrower), including any unrealized losses with respect to such units, sold to or issued to Persons in the GenCorp Stock Fund of the GenCorp Savings Plan who may have been deemed to have purchased such units that were “sold” in violation of Section 5 of the Securities Act of 1933, as amended, or any similar state laws, (b) make payments to Persons who sold such units at a loss or who have unrealized losses with respect to such units and (c) pay interest to affected Persons; provided that the Rescission Offer shall not include the rescission of units purchased by participants after the effective date of the Borrower’s registration statement on Form S-8 dated June 30, 2008.
“Second Amendment Effective Date” shall mean March 17, 2010.
     1.2 Deleted Definitions. The following definitions are hereby deleted in their entirety from Section 1.1 of the Credit Agreement:
     “Incremental Term Loan”
     “Incurrence Test”
     “Refinance Period”
     1.3 Amendment to Definition of Applicable Percentage. The definition of Applicable Percentage set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
     “Applicable Percentage” shall mean, for any day, a rate per annum equal to (a) 0.625% with respect to the Commitment Fee, (b) 2.25% with respect to Revolving Loans and Term Loans that are Alternate Base Rate Loans, (c) 3.25% with respect to Revolving Loans and Term Loans that are LIBOR Rate Loans and (d) 3.25% with respect to the Revolving LOC Commitment Fee.
     1.4 Amendment to Definition of Cash Equivalents. Clause (c) of the definition of Cash Equivalents set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
     (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody’s and maturing within twelve (12) months of the date of acquisition,
     1.5 Amendment to Definition of Equity Issuance. The definition of Equity Issuance set forth in Section 1.1 of the Credit Agreement is hereby amended by (1) amending and restating clause (v) in its entirety and (2) adding a new clause (vii) to the end of such definition and making the appropriate punctuation and grammatical changes thereto, in each case to read as follows:
     (v) any equity issuance the proceeds of which are used to refinance, or consummate a Debt Repurchase of, the Existing Subordinated Notes and/or the outstanding Term Loans, in whole or in part, in each case, as permitted by Section 6.1(e) or Section 6.10(f)
***
     (vii) any equity issuance issued in connection with the Rescission Offer.

     1.6 Amendment to Definition of Existing Subordinated Notes. The definition of Existing Subordinated Notes set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
     “Existing Subordinated Notes” shall mean, collectively, the 9.50% Senior Subordinated Notes, the 2.25% Convertible Notes, the 4.00% Convertible Notes and the 4.0625% Convertible Debentures, as the same may be amended, restated, supplemented or otherwise modified from time to time as permitted hereunder.
     1.7 Amendment to Definition of Leverage Ratio. The definition of Leverage Ratio set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
     “Leverage Ratio” shall mean, as of any date of determination, the ratio of (i) Consolidated Funded Debt on such date minus Designated Cash to (ii) Consolidated EBITDAP.
     1.8 Amendment to Definition of Net Cash Proceeds. The definition of Net Cash Proceeds set forth in Section 1.1 of the Credit Agreement is hereby amended by adding the following clause (f) after clause (e) in such definition (but prior to the phrase “it being understood”) and making the appropriate punctuation and grammatical changes thereto to read as follows:
     (f) expenditures incurred or accrued related to any Infrastructure Improvements with respect to any proposed or planned real estate development related to a Permitted Real Estate Sale or Permitted Real Estate Transfer; provided that such expenditures were incurred or accrued on or after December 1, 2007.
     1.9 Amendment to Definition of Non-Cash and Other Adjustments. The definition of Non-Cash and Other Adjustments set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
     “Non-Cash and Other Adjustments” shall mean (i) charges associated with environmental reserve adjustments and (ii) all non-cash expenses or income incurred outside the normal course of business of the Credit Parties including litigation settlements and awards and other charges relating to legal matters, charges associated with impairments of tangible and intangible assets and any cancellation of debt income or similar income or gain realized in connection with the repurchase of any Indebtedness, including, without limitation, any Debt Repurchase.
     1.10 Amendment to Definition of Permitted Investments. The definition of Permitted Investments in Section 1.1 of the Credit Agreement is hereby amended by (1) amending and restating clause (k) in its entirety and (2) adding the following clauses (p), (q), (r) and (s) to the end of such definition and making the appropriate punctuation and grammatical changes thereto, in each case, to read as follows:

(k) Guaranty Obligations permitted pursuant to Section 6.1(e), 6.1(h), 6.1(k) and 6.1(l);
***
(p) the Rescission Offer;
(q) Debt Repurchases of the Existing Subordinated Notes to the extent permitted by Section 6.10;
(r) Equity Repurchases to the extent permitted by Section 6.10; and
     (s) Investments to the extent permitted by Section 6.4(a).
     1.11 Amendment to Definition of Permitted Real Estate Sales. The definition of Permitted Real Estate Sales set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
     “Permitted Real Estate Sales” shall mean the sale of any owned real property of a Credit Party (a) subject to a Lien in favor of the Administrative Agent for the benefit of the Lenders or (b) not listed on Schedule 1.1(f) (as such schedule may be updated from time to time with the consent of the Administrative Agent), in each case, that satisfies the following requirements: (i) no Default or Event of Default shall exist at the time of such sale or be caused by such sale, (ii) such sale is for Fair Market Value and (iii) the Net Cash Proceeds of such sale are applied to the Loans to the extent required pursuant to Section 2.9(b).
     1.12 Amendment to Section 2.1(a). The second sentence of Section 2.1(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
     For purposes hereof, the aggregate principal amount available for Revolving Loan borrowings hereunder shall be SIXTY-FIVE MILLION DOLLARS ($65,000,000) (as such aggregate maximum amount may be reduced from time to time as provided in Section 2.8, the “Revolving Committed Amount”).
     1.13 Amendment to Section 2.2(a). The following sentence is hereby added to the end of Section 2.2(a) of the Credit Agreement to read as follows:
     The Revolving Issuing Lender shall be under no obligation to issue any Revolving Letter of Credit if any Revolving Lender is at such time a Defaulting Lender or an Impacted Lender hereunder, unless the Revolving Issuing Lender has entered into arrangements satisfactory to the Revolving Issuing Lender with the Borrower or such Revolving Lender to eliminate the Revolving Issuing Lender’s risk with respect to such Lender’s Revolving LOC Obligations. The Revolving Issuing Lender shall provide prompt notice to the Borrower upon becoming aware of any Defaulting Lender or Impacted Lender.

     1.14 Amendment to Section 2.3(b)(i). The following sentence is hereby added to the end of Section 2.3(b)(i) of the Credit Agreement to read as follows:
     Notwithstanding anything to the contrary contained herein, the Swingline Lender shall not at any time be obligated to make any Swingline Loan hereunder if any Revolving Lender is at such time a Defaulting Lender or an Impacted Lender hereunder, unless the Swingline Lender has entered into arrangements satisfactory to the Swingline Lender with the Borrower or such Revolving Lender to eliminate the Swingline Lender’s risk with respect to such Revolving Lender’s obligations in respect of its Swingline Commitment. The Swingline Lender shall provide prompt notice to the Borrower upon becoming aware of any Defaulting Lender or Impacted Lender.
     1.15 Amendment to Section 2.4(a). The parenthetical in the first sentence of Section 2.4(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
     (as such amount may be increased by any Credit-Linked Purchase that is converted to Term Loans pursuant to Section 2.5(d)(ii), the “Term Loan Committed Amount”)
     1.16 Amendment to Section 2.5(a)(i)(A). Section 2.5(a)(i)(A) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
     (A) ONE HUNDRED MILLION DOLLARS ($100,000,000) (as reduced from time to time in accordance with the terms of Section 2.5(d)(ii) or Section 2.8(a), the “Credit-Linked LOC Committed Amount”) and
     1.17 Amendment to Section 2.9(b)(vi). Section 2.9(b)(vi) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
     (vi) Issuances of Equity. Promptly, upon receipt by any Credit Party or any of its Subsidiaries of proceeds from any Equity Issuance, the Borrower shall prepay the Loans in an aggregate amount equal to the lesser of (A) 50% of the Net Cash Proceeds of such Equity Issuance and (B) an amount necessary to, after giving pro forma effect to any repayments of Indebtedness and other Debt Repurchases, reduce the Leverage Ratio to less than or equal to 3.0 to 1.0; provided that no prepayment under this Section 2.9(b)(vi) shall be required with respect to any Equity Issuance if the Leverage Ratio, after giving pro forma effect to any repayments of Indebtedness and other Debt Repurchases, is less than or equal to 3.0 to 1.0 (such prepayment to be applied as set forth in clause (x) below).
     1.18 Amendment to Section 2.21. The first sentence of Section 2.21 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
     If any Lender shall (a) be a Defaulting Lender, (b) be an Impacted Lender or (c) become affected by any of the changes or events described in Sections 2.16, 2.17, 2.18 or 2.19 and shall petition the Borrower for any increased cost or amounts thereunder (in the case of any Lender falling under the category of clause (a), (b) or (c) above, a “Replaced Lender”), then in such case, the Borrower may, upon at least thirty (30) Business Days’ notice to the Administrative Agent and such Replaced Lender and so long as no Default or Event of Default has occurred and is continuing, designate a replacement lender (a “Replacement Lender”) acceptable to the Administrative Agent in its reasonable discretion, to which such Replaced Lender shall, subject to its receipt (unless a later date for the remittance thereof shall be agreed upon by the Borrower and the Replaced Lender) of all amounts owed to such Replaced Lender under Sections 2.16, 2.17, 2.18 or 2.19, assign at par all (but not less than all) of its rights, obligations, Loans and Commitments hereunder; provided, that all amounts owed to such Replaced Lender by the Borrower (except liabilities which by the terms hereof survive the payment in full of the Loans and termination of this Agreement) shall be paid in full as of the date of such assignment.
     1.19 Deletion of Section 2.22. Section 2.22 of the Credit Agreement is hereby deleted in its entirety.
     1.20 Amendment to Section 3.24. The last sentence of Section 3.24 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
     Schedule 3.24 may be updated from time to time by the Borrower to include new Material Contracts and/or to remove Material Contracts to the extent (a) permitted by Section 6.8(a)(iii) to be cancelled, terminated, not renewed or not extended or (b) it no longer meets the criteria to qualify as a Material Contract, in each case, by giving written notice thereof to the Administrative Agent.
     1.21 Amendment to Section 6.1. Section 6.1(e) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
     (e) (i) Indebtedness of the Credit Parties and their Subsidiaries (other than the Permitted Real Estate Entities) pursuant to the Existing Subordinated Notes and (ii) senior unsecured or subordinated Indebtedness (such Indebtedness, “Refinancing Indebtedness”) in an aggregate amount not to exceed the sum of (A) the outstanding Existing Subordinated Notes and outstanding Term Loans immediately prior to the incurrence of such Refinancing Indebtedness and (B) the aggregate amount of cash previously used to consummate Debt Repurchases of the Existing Subordinated Notes, in whole or in part, within the nine (9) month period prior to the incurrence of such Refinancing Indebtedness (collectively, the “Aggregate Refinancing Indebtedness Amount”); provided that (1) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (2) the sum of (x) the Existing Subordinated Notes then outstanding after giving effect to such Refinancing Indebtedness, (y) the Term Loans then outstanding after giving effect to such Refinancing Indebtedness and (z) such Refinancing Indebtedness shall not exceed the Aggregate Refinancing Indebtedness Amount plus an amount equal to the aggregate costs, fees, accrued interest and call premiums incurred, on or after the Second Amendment Effective Date, in connection with the Debt Repurchase or other extinguishment of the Existing Subordinated Notes and/or Term Loans or in connection with the incurrence of Refinancing Indebtedness, (3) the Refinancing Indebtedness shall be issued on terms reasonably satisfactory to the Administrative Agent (such consent not to be unreasonably withheld or delayed), (4) the maturity date of such Refinancing Indebtedness shall be at least six (6) months after the Credit-Linked Maturity Date, (5) such Refinancing Indebtedness shall not be subject to mandatory amortization payments, (6) the instruments governing such Refinancing Indebtedness shall not contain financial maintenance covenants and (7) after giving effect to the incurrence of such Refinancing Indebtedness, the Indebtedness of the Credit Parties and their Subsidiaries shall not exceed $438,600,000 (i.e. the total Indebtedness of the Credit Parties and their Subsidiaries as of November 30, 2009) plus an amount equal to the aggregate costs, fees, accrued interest and call premiums incurred, on or after the Second Amendment Effective Date, in connection with the Debt Repurchase or other extinguishment of the Existing Subordinated Notes and/or Term Loans or in connection with the incurrence of Refinancing Indebtedness;
     1.22 Amendment to Section 6.4. Each of Section 6.4(a)(v) and 6.4(a)(ix) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
     (v) the dissolution, liquidation or winding up of a Subsidiary that is not a Credit Party; provided that prior to or simultaneously with any such dissolution, liquidation or winding up, all assets of such Subsidiary (other than GDX Automotive SAS, Snappon SA or any other Foreign Subsidiary that is not a Significant Subsidiary) are transferred to a Credit Party (other than a Permitted Real Estate Entity) or, to the extent required by law or binding contract, a creditor or creditors thereof;
     (ix) the grant of certain rights pertaining to “Aggregates” to Granite Construction Company pursuant to the Agreement Granting Right to Mine Aggregates dated November 18, 2004 (as amended, restated, supplemented or otherwise modified, the “Granite Agreement”);
     1.23 Amendment to Section 6.10. Section 6.10 of the Credit Agreement is hereby amended by (1) amending and restating clause (c)(ii) in its entirety, (2) deleting clause (c)(iii) in its entirety and (3) adding the following clause (f) to the end of such Section and, in each case, making the appropriate punctuation and grammatical changes thereto, in each case, to read as follows:
     (ii) so long as no Event of Default has occurred and is continuing and no Default or Event of Default would result therefrom, the Borrower and its applicable Subsidiaries may refinance the Existing Subordinated Notes, in whole or in part, on the terms set forth in Section 6.1(e)
***
     (f) so long as no Default has occurred and is continuing, both immediately before and after giving effect to such Restricted Payment and the Credit Parties are in pro forma compliance with each of the financial covenants set forth in Section 5.9, the Borrower and its applicable Subsidiaries may (i) consummate the Rescission Offer with cash and/or Capital Stock; provided that the cash and/or Cash Equivalents used to consummate the Rescission Offer shall not exceed $15,000,000 in the aggregate, (ii) repurchase shares of the Borrower’s Capital Stock (an “Equity Repurchase”) in an aggregate amount not to exceed $25,000,000 per fiscal year; provided that (A) at the time of any such Equity Repurchase, all or substantially all (as determined by the Administrative Agent) of the 2.25% Convertible Notes shall have been retired or refinanced, (B) there shall be no Revolving Loans outstanding during the fifteen (15) days immediately preceding and during the fifteen (15) days immediately following the date of such Equity Repurchase and (C) the Borrower shall have at least $25,000,000 of cash and Cash Equivalents on its consolidated balance sheet after giving effect to such Equity Repurchase and (iii) consummate a Debt Repurchase, using cash on hand (including, without limitation, net proceeds from the offering of the 4.0625% Convertible Debentures or from an equity issuance) or via the issuance or incurrence of Refinancing Indebtedness, of the 9.50% Senior Subordinated Notes, the 4.00% Convertible Notes, the 2.25% Convertible Notes and/or, so long as after giving effect to such Debt Repurchase the Borrower has cash and Cash Equivalents on hand in an amount equal to or exceeding the amount necessary to satisfy the 2.25% Convertible Notes in full, the 4.0625% Convertible Debentures, in whole or in part; provided that (A) there shall be no Revolving Loans outstanding during the fifteen (15) days immediately preceding and during the fifteen (15) days immediately following the date of such Debt Repurchase and (B) the Borrower shall have at least $25,000,000 of cash and Cash Equivalents on its consolidated balance sheet after giving effect to such Debt Repurchase.
     1.24 Amendment to Section 6.12(b). Section 6.12(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
     (b) which the Borrower or any of its Subsidiaries intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by the Borrower or any of its Subsidiaries to any Person (other than the Borrower or any of its Subsidiaries) in connection with such lease, except for such sale leasebacks in the amount of $20,000,000 in the aggregate during the term of this Agreement.
     1.25 Amendment to Section 7.1(f). The last sentence of Section 7.1(f) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
     Notwithstanding the foregoing, (i) with respect to any Subsidiary that is not a Significant Subsidiary, none of the events above shall constitute a Default or an Event of Default unless such event shall not have been cured by the Borrower or applicable Subsidiary or waived by the Required Lenders within sixty (60) days of such event occurring and (ii) with respect to GDX Automotive SAS and Snappon SA, none of the events above shall constitute a Default or an Event of Default if it is deemed by the Borrower to be in the best interest of the Borrower and it will not have a Material Adverse Effect.
     1.26 Amendment to Section 7.1(g). Section 7.1(g) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
     (g) Judgment Default. One or more judgments, orders, decrees or arbitration awards shall be entered against the Credit Parties or any of their Subsidiaries involving in the aggregate a liability (to the extent not paid when due or covered by insurance) of (i) with respect to the Snappon Judgments, $10,000,000 or more, (ii) with respect to the GDX Automotive SAS

Judgments, $10,000,000 or more and (iii) with respect to all other judgments, orders, decrees or arbitration awards, $5,000,000 or more, and all such judgments, orders, decrees or arbitration awards identified in clauses (i), (ii) and (iii) above shall not have been paid and satisfied, vacated, discharged, stayed or bonded pending appeal within thirty (30) days from the entry thereof.
SECTION 2
REVOLVING COMMITTED AMOUNT
AND
CREDIT-LINKED LOC COMMITTED AMOUNT
     Pursuant to Section 2.8(a) of the Credit Agreement, the Borrower hereby elects to permanently reduce (a) the Revolving Committed Amount to $65,000,000 and (b) the Credit-Linked LOC Committed Amount to $100,000,000. The Credit Parties and the Required Lenders hereby agree that, after giving effect to this Amendment on the Second Amendment Effective Date (i) the Revolving Committed Amount shall be reduced to $65,000,000 and (ii) the Credit-Linked LOC Committed Amount shall be reduced to $100,000,000 and the amount of such reduction of the Credit-Linked LOC Committed Amount shall be returned to the Credit-Linked Lenders on a pro rata basis by the Administrative Agent in accordance with Section 2.6(f) of the Credit Agreement. With respect to the voluntary commitment reduction made pursuant to this Section, the Required Lenders hereby waive the voluntary commitment reduction notice required by Section 2.8(a). The Required Lenders hereby acknowledge and agree that the Refinance Period will terminate as of the Second Amendment Effective Date.
SECTION 3
CONDITIONS TO EFFECTIVENESS
     3.1 Conditions to Effectiveness. This Amendment shall become effective as of the Second Amendment Effective Date upon satisfaction of the following conditions (in each case, in form and substance reasonably acceptable to the Administrative Agent):
     (a) Executed Amendment. Receipt by the Administrative Agent of a copy of this Amendment duly executed by each of the Credit Parties and the Administrative Agent, on behalf of the Required Lenders.
     (b) Executed Consents. Receipt by the Administrative Agent of executed consents, in substantially the form of Exhibit A attached hereto (each a “Lender Consent”), from the Required Lenders authorizing the Administrative Agent to enter into this Amendment on their behalf. The delivery by the Administrative Agent of its signature page to this Amendment shall constitute conclusive evidence that the Lender Consents from the Required Lenders have been obtained.
     (c) Fees and Expenses.

     (i) The Administrative Agent shall have received from the Borrower, for the account of each Lender that executes and delivers a Lender Consent to the Administrative Agent by 5:00 p.m. (EDT) on or before March 17, 2010 (each such Lender, a “Consenting Lender”, and collectively, the “Consenting Lenders”), an amendment fee in an amount equal to twenty-five (25) basis points on (A) the aggregate Revolving Commitments of such Consenting Lenders, (B) the outstanding principal amount of the Term Loan held by such Consenting Lenders and (C) the outstanding principal amount of such Consenting Lenders’ Credit-Linked Deposit.
     (ii) The Administrative Agent shall have received from the Borrower such other fees and expenses that are payable by the Borrower in connection with the consummation of the transactions contemplated hereby and Moore & Van Allen PLLC shall have received from the Borrower payment of all documented outstanding fees and expenses previously incurred and all documented fees and expenses incurred in connection with this Amendment.
     (d) Due Diligence. The Administrative Agent shall have completed in form and scope satisfactory thereto its legal due diligence on the Borrower and its Subsidiaries.
     (e) Legal Opinion. The Administrative Agent shall have received an opinion from Olshan Grundman Frome Rosenzweig & Wolosky LLP, dated as of the Second Amendment Effective Date and in form and substance acceptable to the Administrative Agent.
     (f) Miscellaneous. All other documents and legal matters in connection with the transactions contemplated by this Amendment shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.
SECTION 4
MISCELLANEOUS
     4.1 Representations and Warranties. Each of the Credit Parties represents and warrants as follows as of the Second Amendment Effective Date, after giving effect to this Amendment:
     (a) It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.
     (b) This Amendment has been duly executed and delivered by such Person and constitutes such Person’s valid and legally binding obligation, enforceable against such Person in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).
     (c) No consent, approval, authorization or order of, or filing, registration or qualification with, any Governmental Authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment, except for any required filings with the Securities and Exchange Commission.
     (d) The representations and warranties set forth in Article III of the Credit Agreement (as amended by this Amendment) are true and correct as of the date hereof (except for those which expressly relate to an earlier date).
     (e) After giving effect to this Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default.
     (f) The Security Documents continue to create a valid security interest in, and Lien upon, the Collateral, in favor of the Administrative Agent, for the benefit of the Lenders, which security interests and Liens are perfected in accordance with the terms of the Security Documents and prior to all Liens other than Permitted Liens.
     (g) The Credit Party Obligations are not reduced or modified by this Amendment and are not subject to any offsets, defenses or counterclaims.
     4.2 Instrument Pursuant to Credit Agreement. This Amendment is a Credit Document executed pursuant to the Credit Agreement and shall be construed, administered and applied in accordance with the terms and provisions of the Credit Agreement.
     4.3 Reaffirmation of Credit Party Obligations. Each Credit Party hereby ratifies the Credit Agreement and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement applicable to it and (b) that it is responsible for the observance and full performance of its respective Credit Party Obligations.
     4.4 Survival. Except as expressly modified and amended in this Amendment, all of the terms and provisions and conditions of each of the Credit Documents shall remain unchanged.
     4.5 Expenses. The Borrower agrees to pay all reasonable, documented costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable expenses of the Administrative Agent’s legal counsel.
     4.6 Further Assurances. The Credit Parties agree to promptly take such action, upon the request of the Administrative Agent, as is necessary to carry out the intent of this Amendment.

     4.7 Entirety. This Amendment and the other Credit Documents embody the entire agreement among the parties hereto and thereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof and thereof.
     4.8 Counterparts; Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart to this Amendment by telecopy or other electronic means shall be effective as an original and shall constitute a representation that an original will be delivered upon the Administrative Agent’s request.
     4.9 No Actions, Claims, Etc. As of the date hereof, each of the Credit Parties hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Administrative Agent, the Lenders, or the Administrative Agent’s or the Lenders’ respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under the Credit Agreement on or prior to the date hereof.
     4.10 Waiver of Jurisdiction; Service of Process; Waiver of Jury Trial. The jurisdiction, service of process and waiver of jury trial provisions set forth in Sections 9.13 and 9.16 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.
     4.11 Governing Law. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).
     4.12 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Credit Parties, the Administrative Agent, the Lenders and their respective successors and assigns.
[Signature Pages Follow]

GENCORP INC.
SECOND AMENDMENT TO CREDIT AGREEMENT
     The parties hereto have duly executed this Amendment as of the date first above written.

BORROWER:	GENCORP INC., an Ohio corporation
	By:	/s/ Kathleen E. Redd
		Name:	Kathleen E. Redd
		Title:	Vice President, CFO and Secretary

GUARANTORS:	AEROJET-GENERAL CORPORATION, an Ohio corporation
	By:	/s/ Kathleen E. Redd
		Name:	Kathleen E. Redd
		Title:	Vice President, CFO and Secretary

AEROJET ORDNANCE TENNESSEE, INC., a Tennessee corporation
	By:	/s/ Brian E. Sweeney
		Name:	Brian E. Sweeney
		Title:	Vice President and Secretary

GENCORP INC.
SECOND AMENDMENT TO CREDIT AGREEMENT

ADMINISTRATIVE AGENT:	WACHOVIA BANK, NATIONAL ASSOCIATION, as a Lender and as Administrative Agent on behalf of the Required Lenders
	By:	/s/ Robert G. McGill Jr.
		Name:	Robert G. McGill Jr.
		Title:	Director

EXHIBIT A
FORM OF
LENDER CONSENT
See Attached.

LENDER CONSENT
     This Lender Consent is given pursuant to the Amended and Restated Credit Agreement, dated as of June 21, 2007 (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”), by and among GENCORP INC., an Ohio corporation (the “Borrower”), the subsidiaries of the Borrower from time to time party thereto (the “Guarantors”), the lenders from time to time party thereto (the “Lenders”) and WACHOVIA BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement unless otherwise defined herein.
     The undersigned hereby approves the Second Amendment to Credit Agreement by and among the Borrower, the Guarantors party thereto, and the Administrative Agent, on behalf of the Lenders (the “Amendment”) and hereby authorizes the Administrative Agent to execute and deliver the Amendment on its behalf and, by its execution below, the undersigned agrees to be bound by the terms and conditions of the Amendment and the Credit Agreement.
     Delivery of this Lender Consent by telecopy or other electronic means shall be effective as an original.
     A duly authorized officer of the undersigned has executed this Lender Consent as of March ___, 2010.

,
as a Lender
By:
Name:
Title:

*
By:
Name:
Title:

*	Second signature block only required to be signed if two signature blocks are required by such Lender.